BY-LAWS of STATE STREET CORPORATION As amended and restated through February 20, 2020 ARTICLE I SHAREHOLDERS SECTION 1. Annual Meeting. The annual meeting of shareholders of this corporation shall be held at such time and place as may be determined from time to time by the Board of Directors. In the event an annual meeting is not held at the time fixed in accordance with these by-laws or the time for an annual meeting is not fixed in accordance with these by-laws to be held within 13 months after the last annual meeting, the corporation may designate a special meeting as a special meeting in lieu of the annual meeting, and such meeting shall have all of the effect of an annual meeting. The purposes for which an annual meeting is to be held shall be specified in the corporation’s notice of the meeting and only business within such purposes may be conducted at the meeting. SECTION 2. Special Meetings. Special meetings of the shareholders may be called at any time by the chairman of the Board or by the Board of Directors and shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by any other officer, if the holders of at least twenty-five (25) percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the secretary one or more written demands for the meeting describing the purpose for which it is to be held. Such demands must include all the information that would be required pursuant to paragraph (b) of Section 7 of this Article I. Such demands may suggest a place, date and hour of such meeting, provided, however, that no such demands shall suggest a date not a full business day or an hour not within normal business hours as the date or hour of such meeting and provided, further, that such date and hour shall be determined by the chairman of the Board or by the Board of Directors. Special meetings of the shareholders shall be held at such place as may be determined by the Board of Directors. The purposes for which a special meeting is to be held shall be described in the corporation’s notice of the meeting and only business within such purposes may be conducted at the meeting. SECTION 3. Place of Meetings. Meetings of the shareholders may be held within or without the Commonwealth. SECTION 4. Notice. Except as hereinafter provided, a written notice of each meeting of shareholders stating the place, date and hour and describing the purpose or purposes thereof shall be given by the secretary or an assistant secretary (or by any other officer who is authorized to provide notice of such meeting) no fewer than seven nor more than 60 days before the meeting date to each shareholder entitled to vote thereat and to 1 each other shareholder to whom, by law or by the articles of organization, the corporation is required to provide such notice. Such notice shall be given in accordance with Article V of these by-laws. Whenever notice of a meeting is required to be given to a shareholder by law, by the articles of organization or by these by-laws, a written waiver of such notice, signed before or after the meeting by such shareholder or such shareholder’s attorney thereunto authorized, or transmitted by such shareholder or attorney by a method from which it can be determined that the waiver was authorized by the shareholder or attorney, and delivered to the corporation for inclusion with the records of the meeting, shall be deemed equivalent to such notice for such meeting and all adjourned sessions thereof. In addition, a shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. SECTION 5. Action at a Meeting. Unless otherwise provided by law, or in the articles of organization, these by-laws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. Though less than such a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting. As used in these by-laws, a voting group includes all shares of one or more classes or series that, under the articles of organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. If a quorum of a voting group exists, favorable action on a matter, other than the election of a member of the Board of Directors, is taken by a voting group if the votes cast within the group “for” the action exceed the votes cast “against” the action, unless a greater number of affirmative votes is required by law, the articles of organization, these by-laws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. For purposes of this Section 5, “abstentions,” “broker non-votes” and “withheld votes” shall not be counted as a vote “for” or “against” a matter or election. A meeting of shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the corporation’s first notice to shareholders of such meeting sent pursuant to Section 4 of this Article I (the “Determination Date”); provided, however, that if in accordance with Section 7 of this Article I, shareholders are entitled to make nominations during a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period. 2

Except as otherwise provided by law or by the articles of organization, each outstanding share entitled to vote on any matter shall have one vote for each such share held of record according to the records of the corporation, and a proportionate vote for any fractional share so held, on each matter voted on at a shareholder meeting. To the extent permitted by law, shareholders may vote either in person or by proxy. The delivery of a proxy on behalf of a shareholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the corporation reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution and delivery of the proxy by or on behalf of the shareholder. Except to the extent permitted by law, no proxy dated more than eleven months before the meeting named therein shall be valid, and unless otherwise expressly limited by its terms, a proxy shall entitle the holder or holders of the proxy to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if authorized by or on behalf of any one of them unless at or prior to the exercise of the proxy the corporation receives written (including by electronic transmission as provided above in this paragraph) notice to the contrary from any one of them. A proxy purporting to be authorized by or on behalf of a shareholder, if accepted by the corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving its invalidity shall rest on the challenger. Any election of directors by shareholders and the determination of any other action to come before a meeting of shareholders shall be by ballot if so requested by any shareholder at the meeting entitled to vote thereon but need not be otherwise. SECTION 6. Action Without a Meeting. Except as otherwise required by law, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the action consent to the action in writing (including by means of electronic transmission describing the action taken, from which it can be determined that the consent was authorized by the shareholder), which written consents describe the action taken, are signed by all shareholders entitled to vote on the action, bear the date of the signatures of such shareholders and are delivered to the corporation for inclusion with the records of the meetings of shareholders within sixty (60) days of the earliest dated consent delivered to the corporation. Each consent shall be treated for all purposes as a vote at a meeting. SECTION 7. Notice of Shareholder Business and Nomination of Directors. (a) Meetings of Shareholders. At any meeting of the shareholders, only such business shall be conducted, and only such nominations for director shall be considered, as shall have been properly brought before the meeting as provided in this Section 7. To be properly brought before a meeting, business and nominations must be (i) specified in the corporation’s notice of meeting, (ii) brought before the meeting by or at the direction of the chairman of the Board or the Board of Directors, (iii) properly brought before a special meeting upon written demands as provided in Section 2 of this Article I or properly requested to be brought before a special meeting in accordance with paragraph (d) of this Section 7, (iv) properly requested to be brought before an annual meeting by a shareholder of the corporation who (x) was a shareholder of record at the time of the giving of the notice provided for in this Section 7, (y) is a shareholder of record on the record date for the meeting and is entitled to vote at such meeting and (z) has complied with the notice procedures and other requirements of this Section 7, provided, however, that a shareholder may not bring or propose to be brought before a meeting any business 3 under this clause (iv) unless such business is a proper matter for shareholder action under Massachusetts law and such business is within the purposes specified in the corporation’s notice of meeting, or (v) properly requested to be brought before an annual meeting by a shareholder of the corporation upon written notice as provided in paragraph (c) of this Section 7. Other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), clause (iii) of this Section 7(a) shall be the exclusive means for a shareholder to bring business and nominations before any special meeting of the shareholders and clauses (iv) and (v) of this Section 7(a) shall be the exclusive means for a shareholder to bring business and nominations before any annual meeting of the shareholders. The chairman of the Board or other presiding officer of the meeting shall have the power and duty to determine whether business or a nomination was properly brought before the meeting in accordance with the provisions of this Section 7, and if the chairman or other presiding officer should determine that business or a nomination was not properly brought before the meeting in accordance with the provisions of this Section 7, he or she shall so declare to the meeting and such business shall not be brought before the meeting. (b) Annual Meetings. For business and nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (iv) of paragraph (a) of this Section 7, the shareholder must have given timely notice thereof in writing to the secretary of this corporation and, if the shareholder, or the beneficial owner on whose behalf any such business or nomination(s) is to be made, solicits or participates in the solicitation of proxies in support of such business or nomination(s), the shareholder must have timely and accurately indicated its, or such beneficial owner’s, intention to do so as provided below. To be timely, a shareholder’s notice shall be delivered to the secretary of this corporation at the principal executive offices of this corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the regularly-scheduled annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a scheduled meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director (I) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (along with such proposed nominee’s written consent to being named as a nominee and to serving as a director if elected) and (II) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the shareholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such shareholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S- 4

K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant; (B) as to any business (other than nominations for election as a director) that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the by-laws of this corporation, the text of the proposed amendment), and a description of any material interest in such business of such shareholder, the beneficial owner, if any, on whose behalf the proposal is made and the respective affiliates and associates of, or others acting in concert with, such shareholder and such beneficial owner; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business or nomination(s) is proposed (I) the name and address of such shareholder, as they appear on this corporation’s books, and of such beneficial owner, (II) the class or series and number of shares of this corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner, (III) a description of any agreement, arrangement or understanding between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with such business or nomination, (IV) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, such shareholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner with respect to shares of stock of the corporation, and (V) any other information relating to such shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposed and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (D) a representation as to whether either such shareholder or beneficial owner, alone or as part of a group, intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the business proposed or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such business or nominee. Not later than 10 days after the record date for the meeting, the information required by Items (A), (B) and (C) of the prior sentence shall be supplemented by the shareholder giving the notice to provide updated information as of the record date. The corporation may require any proposed nominee to furnish promptly such other information as may be reasonably required to determine the eligibility and qualifications of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. (c) Proxy Access. The corporation shall include in its proxy statement (including its form of proxy) for any annual meeting of shareholders the name of any shareholder nominee for election to the Board of Directors submitted pursuant to this paragraph (c) of Section 7 (each a “Shareholder Nominee”) provided (i) timely written notice of such Shareholder Nominee satisfying this paragraph (c) of Section 7 is delivered to the corporation by or on behalf of a shareholder or shareholders that, at the time the 5 notice is delivered, satisfy the ownership and other requirements of this paragraph (c) of Section 7 (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), (ii) the Eligible Shareholder expressly elects in writing at the time of providing the notice required by this paragraph (c) of Section 7 to have its nominee included in the corporation’s proxy statement pursuant to this paragraph (c) of Section 7 and (iii) the Eligible Shareholder and the Shareholder Nominee otherwise satisfy the requirements of this paragraph (c) of Section 7. To be timely, an Eligible Shareholder’s notice shall be delivered to the secretary of this corporation at the principal executive offices of this corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the regularly-scheduled annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Eligible Shareholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (x) the 120th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a scheduled meeting of shareholders commence a new time period (or extend any time period) for the giving of an Eligible Shareholder’s notice as described above. In addition to including the name of the Shareholder Nominee in the corporation’s proxy statement for the annual meeting, the corporation also shall include (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Shareholder so elects, a Statement (defined below) (collectively, the “Required Information”), provided that in no event shall the corporation be required to include any information not timely provided in accordance with this paragraph (c) of Section 7 or that the corporation believes would violate any applicable law, rule, regulation or listing standard. Nothing in this paragraph (c) of Section 7 shall limit the corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Shareholder Nominee. The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy statement pursuant to this paragraph (c) of Section 7 but either are subsequently withdrawn or that the Board of Directors decides to nominate (each a “Board Nominee”)) appearing in the corporation’s proxy statement with respect to a meeting of shareholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this paragraph (c) of Section 7 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by the number of director candidates for which the corporation shall have received one or more valid notices that a shareholder (other than an Eligible Shareholder) intends to nominate director candidates at such annual meeting of shareholders pursuant to paragraph (b) of this Section; provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of 6

Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this paragraph (c) of Section 7 exceeds the Permitted Number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the corporation’s proxy statement until the Permitted Number is reached, going in the order of the amount (greatest to least) of voting power of the corporation’s capital stock entitled to vote on the election of directors as disclosed in the original written notice of the nomination submitted to the corporation. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached. An Eligible Shareholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the total voting power of the corporation’s outstanding shares of capital stock entitled to vote on the election of directors (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or received by the corporation in accordance with this paragraph (c) of Section 7 and the record date for determining shareholders entitled to vote at the meeting, and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this paragraph (c) of Section 7, the voting power represented by the shares of stock owned by one or more shareholders, or by the person or persons who own shares of the corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. With respect to any one particular annual meeting, no person may be a member of more than one group of persons constituting an Eligible Shareholder under this paragraph (c) of Section 7. For purposes of this paragraph (c) of Section 7, a person shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to 7 the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than three business days’ notice or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. For purposes of this paragraph (c) of Section 7, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. The Eligible Shareholder (including each member of a group of persons that is an Eligible Shareholder hereunder) must provide with its timely notice of nomination the following information in writing to the secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of nomination is delivered to or received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders; (ii) documentation satisfactory to the corporation demonstrating that a group of funds treated as one shareholder for purposes of this paragraph (c) of Section 7 are under common management and investment control; (iii) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (A) intends to continue to own the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this paragraph (c) of Section 7, (D) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (E) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the corporation, and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected; (v) the information required with respect to the nomination of directors pursuant to paragraph (b) of this Section 7; (vi) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (vii) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf 8 of all members of the nominating shareholder group with respect to the nomination and all matters related thereto, including withdrawal of the nomination; and (viii) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the corporation’s shareholders or out of the information that the Eligible Shareholder provides to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this paragraph (c) of Section 7, (C) file with the SEC any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The Eligible Shareholder may include with its timely notice of nomination a written statement for inclusion in the corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article I, the corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard. At the request of the corporation, each Shareholder Nominee must (i) provide within five days of the corporation’s request an executed agreement, in a form deemed satisfactory to the corporation, that (A) the Shareholder Nominee has read and agrees to adhere to the corporation’s Corporate Governance Guidelines and Standard of Conduct and any other corporation policies and guidelines applicable to directors including with regard to securities trading, and (B) the Shareholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the corporation, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the corporation; (ii) complete, sign and submit all questionnaires required of the corporation’s Board of Directors within five business days of receipt of each such questionnaire from the corporation; and (iii) provide within five business days of the corporation’s request such additional information as the corporation determines may be necessary to permit the Board of Directors to determine whether such Shareholder Nominee meets the requirements of this paragraph (c) of Section 7 and/or the corporation’s policies and guidelines applicable to directors, including whether (A) such Shareholder Nominee is independent under the listing standards of each exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Company and any other regulator or governmental entity with authority over the corporation, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Independence Standards”), (B) such Shareholder 9

Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s Corporate Governance Guidelines, and (C) such Shareholder Nominee is or has been subject to (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. In the event that any information or communications provided by the Eligible Shareholder or Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. The corporation shall not be required to include, pursuant to this paragraph (c) of Section 7, a Shareholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation) (i) for any meeting for which the secretary receives a notice that the Eligible Shareholder or any other shareholder has nominated such Shareholder Nominee for election to the Board of Directors pursuant to this Section 7 and does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy statement pursuant to this paragraph (c) of Section 7; (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has nominated for election to the Board of Directors at the annual meeting any person pursuant to paragraph (b) of this Section 7, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee; (iii) who is not independent under the Independence Standards; (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these by-laws, the corporation’s articles of incorporation, the listing standards of any exchange upon which the corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation; (v) if the Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the corporation, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the corporation; (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vii) whose then-current or within the preceding ten years’ business or personal interests place such Shareholder Nominee in a conflict of interest with the corporation or any of its subsidiaries that would cause such Shareholder Nominee to violate any fiduciary duties of directors established pursuant to Massachusetts law, including but not limited to the duty of loyalty and duty of care; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; (x) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the corporation in respect to such 10 nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this paragraph (c) of Section 7. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this paragraph (c) of Section 7, as determined by the Board of Directors or the person presiding at the meeting or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this paragraph (c) of Section 7. Any Shareholder Nominee who is included in the corporation’s proxy statement for a particular meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Shareholder Nominee’s election, shall be ineligible to be included in the corporation’s proxy statement as a Shareholder Nominee pursuant to this paragraph (c) of Section 7 for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this paragraph (c) of Section 7 and to make any and all determinations necessary or advisable to apply this paragraph (c) of Section 7 to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Shareholder; (ii) whether outstanding shares of the corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this paragraph (c) of Section 7; (iii) whether a notice complies with the requirements of this paragraph (c) of Section 7; (iv) whether a person satisfies the qualifications and requirements to be a Shareholder Nominee; (v) whether inclusion of the Required Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards; and (vi) whether any and all requirements of this paragraph (c) of Section 7 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the corporation and all record or beneficial owners of stock of the corporation. (d) Special Meetings. Nominations of persons for election to the Board of Directors may be properly brought before a special meeting at which the Board of Directors has determined that directors shall be elected either (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who complies with the notice provisions set forth below and is a shareholder of record on the date of the giving of such notice and who is a shareholder of record on the record date for the meeting and is entitled to vote at such meeting. Shareholders desiring to nominate persons for election 11 to the Board of Directors at such a special meeting of shareholders shall deliver a shareholder’s notice that includes all the information that would be required pursuant to paragraph (b) of this Section 7 to the secretary of this corporation at the principal executive offices of this corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such notice shall be updated in the same manner as provided by paragraph (b) of this Section 7. The corporation may require any proposed nominee to furnish promptly such other information as may be reasonably required to determine the eligibility and qualifications of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. In no event shall the public announcement of an adjournment or postponement of a scheduled meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. (e) General. For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by this corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Except as otherwise required by law, nothing in this Section 7 shall obligate the corporation or the Board of Directors to include in its notice of meeting or proxy statement for any annual meeting any proposal or other information submitted by a shareholder. Notwithstanding the foregoing provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7; provided, however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to, and shall not, limit the requirements applicable to shareholder business and nominations contained in this Section 7 . Nothing in this Section 7 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the articles of organization or these by-laws. SECTION 8. Postponement or Adjournment of Annual or Special Meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of shareholders. Any annual or special meeting of shareholders may be adjourned by the chairman of the Board or by the Board of Directors. ARTICLE II DIRECTORS SECTION 1. Number, Election and Term. There shall be a board of not less than three nor more than 30 directors. The number of directors shall be determined from time to time by vote of a majority of the directors then in office. No director need be a 12 shareholder. Except as otherwise provided by law or by the articles of organization, each director shall hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified or there is a decrease in the number of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. SECTION 2. Resignations. Any director may resign by delivering his or her written resignation to the corporation at its principal office or to the chairman of the Board or to the Board of Directors. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein, or, if no such time or condition is specified, upon its receipt. A director who has submitted a resignation effective at a future date shall continue to have all the powers of a director of the corporation, including without limitation the power to vote to fill any vacancy or newly created directorship pursuant to Section 4 of this Article II, until such time as such resignation becomes effective. SECTION 3. Removal. At any meeting of the shareholders called for the purpose, the notice of which meeting states that purpose, any director may be removed from office with or without cause by vote of a majority of the shares issued, outstanding and entitled to vote for the election of directors. At any meeting of the Board of Directors called for the purpose, the notice of which meeting states that purpose, any director may be removed from office for cause by vote of a majority of the directors then in office. SECTION 4. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director, or otherwise, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and any director so elected shall hold office for a term to expire at the next shareholders’ meeting at which directors are elected, and until such director’s successor is duly elected and qualified or until such director sooner dies, resigns, is removed or becomes disqualified or there is a decrease in the number of directors. SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given. Unless otherwise prescribed by the Board of Directors, the first meeting of the Board of Directors following the annual meeting of the shareholders shall be held without notice on the day of the annual meeting of the shareholders or the special meeting of the shareholders held in lieu thereof, immediately following the annual meeting at the principal office of the corporation. If in any year a first meeting of the Board of Directors is not held at such time and place, any elections to be held or business to be transacted at such first meeting may be held or transacted at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such first meeting. SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the president or secretary or by any director. Such special meetings may be held anywhere within or without the Commonwealth of Massachusetts, as designated in the notice of the meeting. A written notice stating the place, date and 13 hour (but not necessarily the purposes) of the meeting shall be given to each director by the secretary or an assistant secretary or by the officer or director calling the meeting at least forty-eight hours before such meeting in accordance with Article V of these by-laws. A director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the director entitled to the notice, or in the form of an electronic transmission by the director to the corporation, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. SECTION 7. Action at a Meeting. Unless otherwise provided by law, the articles of organization or these by-laws, a quorum of the Board of Directors consists of a majority of the directors then in office, provided always that any number of directors (whether one or more and whether or not constituting a quorum) constituting a majority of directors present at any meeting or at any adjourned meeting may make an adjournment thereof. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the articles of organization or these by- laws require the vote of a greater or different number of directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless: (i) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken. SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each director, or delivered to the corporation by electronic transmission, to the address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the secretary or other officer or agent having custody of the records of proceedings of directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 8 is effective when the last director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section 8 has the effect of a meeting vote and may be described as such in any document. SECTION 9. Powers. The business and affairs of the corporation shall be managed under the direction of the Board of Directors, who shall have and may exercise (or have exercised under its authority) all the powers of the corporation, except such as by law or by the articles of organization are conferred upon or reserved to the shareholders. In particular, and without limiting the foregoing, the directors may at any time authorize to be issued all or any part of the unissued capital stock of the corporation from time to time authorized under the articles of organization and may determine, subject to any requirements of applicable law, the consideration for which stock is to be issued and the 14 manner of allocating such consideration between capital and surplus. In the event of any vacancy in the Board of Directors, the remaining directors then in office, except as otherwise provided by law, shall have and may exercise all of the powers of the Board of Directors until the vacancy is filled. SECTION 10. Committees. The Board of Directors may appoint from the Board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the Board except those which by law, by the articles of organization or by these by-laws may not be so delegated. Such committees shall serve at the pleasure of the Board. Except as provided by law or as the Board of Directors may otherwise determine, each such committee may make rules for the conduct of its business, but, unless otherwise determined by the Board in a manner consistent with law or in such rules, its business shall be conducted as nearly as may be provided in these by-laws for the conduct of the business by the Board of Directors. SECTION 11. Presence Through Communications Equipment. Unless otherwise provided by law or the articles of organization, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting and participation by such means shall constitute presence in person at a meeting. ARTICLE III OFFICERS SECTION 1. Enumeration. The officers of the corporation shall consist of a president, a treasurer and a secretary and such other officers, including without limitation a chairman of the Board of Directors, one or more vice chairmen of the Board of Directors, a clerk and one or more vice presidents, assistant treasurers, assistant secretaries and assistant clerks, as the Board of Directors may from time to time determine. SECTION 2. Qualifications. Any officer may be, but none need be, a shareholder or a director. The same person may hold at the same time one or more offices. Any officer may be required by the Board of Directors to give a bond for the faithful performance of his or her duties to the corporation, in such form and with such sureties as the Board of Directors may determine. SECTION 3. Appointments. The president, treasurer and secretary shall be appointed annually by the Board of Directors at its first meeting following the annual meeting of the shareholders. All other officers shall be chosen or appointed by the Board of Directors at such meeting or at any other time. SECTION 4. Term. Except as otherwise provided by law, by the articles of organization or by these by-laws, the chairman, president, treasurer and secretary shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. All other officers shall hold office at the pleasure of the Board of Directors. 15

SECTION 5. Resignations. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the president or to the secretary. Such resignation shall be effective at such later time or upon such later happening of a condition, if any, specified therein or, if no such time or condition is specified, upon its delivery. SECTION 6. Removal. Any officer may be removed from office with or without cause by the vote of a majority of the directors then in office. SECTION 7. Vacancies. Vacancies in any office may be filled by or as authorized by the Board of Directors. SECTION 8. Certain Duties and Powers. Unless otherwise prescribed by the Board of Directors, the officers designated below, subject at all times to these by-laws and to the direction and control of the Board of Directors, shall have and may exercise the respective duties and powers set forth below. Any two or more offices may be held by the same person, except as otherwise required by law. (a) The Chairman of the Board of Directors. The chairman of the Board, if there is one, shall have such duties and powers as are prescribed by the Board of Directors and, when present, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. (b) The Chief Executive Officer. The chief executive officer, if there is one, shall, subject to the direction of the Board of Directors, have general supervision and control of the business of the corporation and have such other duties and powers as are prescribed by the Board of Directors. If there is no chairman, unless otherwise determined by the Board, the chief executive officer shall, when present, preside at all meetings of the shareholders and at all meetings of the Board of Directors. (c) The President. The president shall have such duties and powers as are prescribed by the Board of Directors. If there is no chairman or chief executive officer, unless otherwise determined by the Board, the president shall, when present, preside at all meetings of the shareholders and at all meetings of the Board of Directors. (d) The Treasurer. Except as the Board of Directors shall otherwise determine, the treasurer shall be the chief financial officer of the corporation and shall cause to be kept accurate books of accounts and have such other powers and duties as customarily belong to the office of treasurer or as may be designated from time to time by the Board of Directors. (e) The Secretary. The secretary shall keep a record of all proceedings of the shareholders and of all proceedings of the Board of Directors. In the absence of the secretary from any meeting of the shareholders or from any meeting of the Board of Directors, an assistant secretary, if there be one, otherwise a secretary pro tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting. SECTION 9. Other Duties and Powers. Each officer, subject at all times to these by-laws and to the direction and control of the Board of Directors, shall have and may 16 exercise, in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his or her office and such duties and powers as the Board of Directors may from time to time prescribe. ARTICLE IV CAPITAL STOCK SECTION 1. Certificates. Unless the Board of Directors by resolution otherwise provides, each shareholder of record shall be entitled to a certificate or certificates stating the number and the class and the designation of the series, if any, of the shares held by the shareholder, and otherwise in a form approved by the Board of Directors. Each certificate shall be signed by the chairman of the Board, the president or a vice president and by the treasurer or an assistant treasurer and shall bear the corporate seal. Such signatures and such seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she was such officer at the time of its issue. Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the articles of organization, these by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate. Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) a summary of the preferences, limitations and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the articles of organization, or (ii) a statement of the existence of such preferences, limitations and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. SECTION 2. Transfers. The Board of Directors may make such rules and regulations not inconsistent with law, with the articles of organization or with these by-laws as it deems expedient relative to the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more banks or trust companies, including one which is a subsidiary or affiliate of the corporation, as transfer agents and registrars of the shares of stock of the corporation and may require all stock certificates to be signed by such a transfer agent or registrar or both. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order, by voting group and by class or series of shares showing the number of shares held by each. Except as otherwise provided by law, by the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of shareholders and the right to receive any dividend or other distribution in respect of such shares. SECTION 3. Record Date. The Board of Directors may fix in advance a time, which shall be not more than 70 days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders 17 or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (i) the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto. SECTION 4. Lost Certificates. The Board of Directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. ARTICLE V MANNER OF NOTICE Except as otherwise provided in these by-laws or required by law, notices provided for under these by-laws shall conform to the following requirements: (a) Notice shall be in writing. Notice by electronic transmission is written notice. (b) Subject to subsection (d) below, notice may be communicated in person; telegraph, teletype or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. (c) Written notice, other than notice by electronic transmission, by the corporation to its shareholders, in comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders. (d) Written notice by electronic transmission, if in comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the addressee for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the addressee for the purpose; (3) if by a posting on an electronic network together with separate notice to the addressee of such specific posting, directed to an electronic mail address furnished by the addressee for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the addressee in such manner as the addressee shall have specified to the corporation; provided, however, that notices by any shareholder to the corporation shall not be by any of the forms of electronic transmission set forth in clauses (2), (3) or (4) of this subsection (d). An affidavit of the secretary or an assistant secretary of the corporation, the transfer agent or other agent of the corporation 18 that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. (e) Except as provided in subsection (c) of this Article V, written notice, other than notice by electronic transmission, if in comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee. ARTICLE VI MISCELLANEOUS PROVISIONS SECTION 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December next following. SECTION 2. Corporate Seal. The seal of the corporation shall be in such form as shall be determined from time to time by the Board of Directors. SECTION 3. Corporate Records. A copy of the corporation’s articles of organization, by-laws, resolutions creating one or more classes or series of outstanding shares fixing their relevant rights, preferences and limitations, minutes of all meetings of the shareholders for the preceding three years, written communications to shareholders generally within the preceding three years, list of the names and business addresses of the current directors and officers, and most recent annual report for the secretary of state, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation or at an office of its transfer agent or of its secretary or of its registered agent, if any. SECTION 4. Voting of Securities. Except as the Board of Directors may otherwise prescribe and as may be limited by law, the chairman of the Board, if there be one, the president and the treasurer and each of them acting singly shall have full power and authority in the name and behalf of the corporation, subject to the instructions of the Board of Directors, to waive notice of, to attend, act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of shareholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation. SECTION 5. MGL Chapter 110D. The provisions of Chapter 110D of the General Laws shall not apply to this corporation on or after January l, 1988, provided that the Board of Directors has and reserves its right under Chapter 110D to subsequently amend these by-laws to accept the provisions of Chapter 110D. ARTICLE VII AMENDMENTS Except as otherwise provided by the articles of organization, these by-laws may be altered, amended or repealed at any annual or special meeting of the shareholders by the 19 affirmative vote of a majority of the shares of stock then issued, outstanding and entitled to vote on the matter, provided notice of the substance of the proposed alteration, amendment or repeal is given with the notice of the meeting. These by-laws may also be altered, amended or repealed by vote of a majority of the directors then in office, except with respect to any provision which by law, by the articles of organization or by these by- laws requires action by the shareholders. Action by the shareholders is required to alter, amend or repeal this Article VII so as to increase the power of the directors or reduce the power of the shareholders to alter, amend or repeal these by-laws. Not later than the time of giving notice of the meeting of the shareholders next following the making, amending or repealing by the directors of any by-law, notice stating the substance of the action taken shall be given to all shareholders entitled to vote on amending the by-laws. Any action taken by the directors with respect to these by-laws may be amended or repealed by the shareholders. 20